                                                                    Exhibit 10.8

                      TELECOMMUNICATION SERVICES AGREEMENT


     This Agreement is entered into this 1st day of October ____ 1998, by and between BEST TELEMARKETING, INC. AND NAFTA MARKETING, INC., Texas corporations with their principal offices at 221 East Upas, McAllen, Texas 78501 (`BEST/NAFTA), and TELESPAN, INC., a Texas corporation with its principal office at 12500 Network Blvd., Suite 407, San Antonio, Texas 78249 ("Customer").

                                  WITNESSETH:


     WHEREAS, BEST/NAFTA are in the business of providing telecommunications services; and

     WHEREAS, Customer desires to contract telecommunications services from BEST/NAFTA;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good valuable consideration, the parties do hereby contract and agree as follows:

     1. BEST/NAFTA agree to furnish to Customer, and Customer agrees to contract with BEST/NAFTA, the telecommunication services as set forth in Exhibit A attached hereto and made a part of this Agreement as if set forth verbatim herein.

     2. This Agreement shall commence on the 1st day of October 1998 (the "Commencement Date") subject to approval by the Board of Directors of American TeleSource International, Inc. (ATSI), who wholly owns Customer and continue for a period of one (1) year. This Agreement shall be extended, on the same terms and conditions, for an additional period of one (1) year unless either party notifies the other party in writing not less than sixty (60) days prior to the termination date of its desire to terminate this Agreement.

     3. During the term of this Agreement, BEST/NAFTA shall charge for the telecommunication services, and Customer shall pay for such telecommunication services, that amount as determined by using the rates set out in Exhibit A.

     4. BEST/NAFTA shall give Customer at least forty-five (45) days notification in the event any service rate in Exhibit A is modified and both parties must agree to any modifications.

     5. Customer hereby acknowledges that BEST/NAFTA'S charges for the provision of its telecommunication services will be billed on a monthly basis and that payment for such services is due and payable fifteen (15) days from invoice date. Late payments will be assessed a late charge of 1.5% per month. Payments not received within thirty (30) days of the date of billing will result in the right of BEST/NAFTA to cancel and terminate the services provided herein.

     6. Should Customer dispute any of the monthly charges on its monthly invoice, it shall notify BEST/NAFTA of the disputed charges not later than ten
(10) days from the date of invoice. Said dispute shall set forth in writing all details concerning the disputed charges. In the event of a dispute, Customer shall pay the entire invoice in accordance with the payment terms set forth herein. After resolution of the disputed portion of the invoice, the adjustment, if any, shall be immediately credited to Customer's account.

     7. No term or provision of this Agreement shall be deemed waived, and no breach shall be deemed excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No consent by any party to, or waiver of, a breach or default by the other, whether expressed or implied, shall constitute a consent to, waiver of or excuse for any different or subsequent breach or default.

     8. Neither BEST/NAFTA nor Customer shall be liable to the other for any consequential, indirect, special or incidental damages whatsoever, including, without limitation, any loss of revenue, goodwill, or profits or claims by third parties or otherwise in connection with or related to any of the services provided pursuant to this Agreement.

     9. BEST/NAFTA warrant that the equipment used in providing the services to Customer pursuant to this Agreement is suitable for the uses intended, and Customer warrants and represents that it is fully authorized to contract for the services under this Agreement.

BEST/NAFTA MAKES NO OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED

     10 a. This Agreement authorizes BEST/NAFTA to start provisioning of telecommunications services as set forth herein, to Customer on the Commencement Date. This Agreement also authorizes BEST/NAFTA to act as Customer's agent in placing orders with the other carriers in order to provide telecommunications services, if requested.

     10 b. Customer hereby represents and warrants that it is certified to do business in all jurisdictions in which it conducts business and is in good standing in all such jurisdictions. Customer shall be responsible for dealing with the proper regulatory agencies in order to obtain all necessary authorizations for its operations towards third parties (including End Users) in those jurisdictions where services are provided by the Customer.

     10 c. Customer shall be responsible for and pay all expenses in connection with its business and its performance of this Agreement. Customer shall at all times conduct its efforts in a commercially reasonable and ethical manner. To the extent Customer makes any statements or representations to third parties (including End-Users) with regard to BEST/NAFTA, the Services, or the terms of this Agreement, such statements or representations shall be true, accurate and not misleading and shall conform to and be consistent with the terms herein.

     11. If the performance of the respective obligations of BEST/NAFTA or Customer shall be prevented or interfered with by reason of any fire, flood, epidemic, earthquake or any other act of God, explosion, strike or other disputes, riot or civil disturbance, war (whether declared or undeclared) or armed conflict, any municipal ordinance or state or federal law, governmental orderer regulation or order of any court of competent jurisdiction, or other similar forces not within the control of BEST/NAFTA or Customer, as the case may be, then Customer and/or BEST/NAFTA, as the case may be, shall not be liable to the other for its failure to perform such obligations hereunder.

     12. If any term or provision of this Agreement shall be found to be illegal or unenforceable, then, notwithstanding such illegality or unenforceability, this Agreement shall remain in full force and effect and such term or provision shall be deemed to be deleted. In addition, this Agreement shall be terminated upon the determination of a governmental entity having jurisdiction over the services provided under this Agreement.

     13. Except as otherwise provided herein, the remedies provided for in this Agreement are in addition to any other remedies available at law or in equity, by statute or otherwise.

     14. Should it be necessary for either party to this Agreement to retain the services of an attorney to enforce its rights under this Agreement, and should any suit be necessary to enforce said rights, then the prevailing party shall be entitled to receive reasonable attorney's fees from the other party.

     15. This Agreement shall be governed by the laws of the State of Texas, with venue at San Antonio, Texas.

     16. This Agreement shall be binding upon and inure to the benefit of BEST/NAFTA and Customer and their respective successors and assigns. BEST/NAFTA retains the right to assign all or part of this Agreement. In order to do so, BEST/NAFTA shall obtain prior written consent from the Customer. Likewise, the Customer has the right to assign all or part of this Agreement after obtaining prior written consent from BEST/NAFTA. BEST/NAFTA reserve the right to obtain necessary credit information or require additional security deposits from successors and assigns.

     17. This Agreement, including the exhibits hereto and the documents and instruments referred to therein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement, and any documents and instruments contemplated hereby, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     18. This Agreement may be amended, modified or supplemented only by and instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

     19. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original. It shall not be necessary in making proof of this Agreement to produce or account for more than one (1) of such counterparts.


     BEST TELEMARKETING, INC.                TELESPAN, INC.
     NAFTA MARKETING, INC.


BY:  Tomas Revesz                            BY:  Randy Poole
   ----------------------------------           --------------------------------

SIGNATURE:___________________________        SIGNATURE:_________________________

TITLE:     President                         TITLE: President
      -------------------------------              -----------------------------

DATE:________________________________        DATE:______________________________

                                  EXHIBIT "A"
                                  -----------

                   CONDITIONS FOR TELECOMMUNICATION SERVICES


BEST/NAFTA shall provide network interconnection services to the Customer subject to the following conditions for pricing and otherwise as is stated in the following:

1.   Operations
     ----------

     (A) The interconnection of transmission facilities shall be provided at BEST/NAFTA's point-of-presence in Mexico. BEST/NAFTA shall contract with Facility Carriers to provide high quality standards in order to guarantee maximum reliability for digital state-of-the-art telecommunications network for voice, video and high-speed data. BEST/NAFTA shall assist the Customer and the Facility Carriers in testing as required to ensure the above-mentioned standards are met.

     (B) BEST/NAFTA shall provide the Customer with copy of original invoice and Call Detail Records ("CDR") of the switched voice services provided in Mexico.

     2.   COMPENSATION;
     -----------------

     (A) The Customer shall pay BEST/NAFTA $12,500.00 US every month in total expenses and 2/10 cent for each minute of switched voice services provided in Mexico up to a maximum of $3,000 per month per company. In other words the total maximum payable per month could only be $18,500.00.

     (B) As stated in paragraph 5 of this Agreement, BEST/NAFTA shall invoice Customer monthly and Customer shall pay BEST/NAFTA within fifteen (15) days of invoice date.

     (C) BEST/NAFTA shall help negotiate directly with the Facility Carriers for any discounts and/or reimbursements due to facility outages of any duration. Such discounts and/or reimbursements will be passed through to the Customer via copy of original invoice.